                                                                    Exhibit 3.59

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PLAYBOY/SEAVIEW, INC.

                                  -------------


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is

                              PLAYBOY/SEAVIEW, INC.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation are as follows:

          To acquire, hold, sell, assign, transfer, and generally deal in and with, in any lawful capacity, literary properties of all kinds, whether fiction or nonfiction, including rights of presentation and licensing in any form and in and under any media, and including any recordings, broadcasts, telecasts, and other productions derived therefrom or pertaining thereto, and rights of any other kind used or useful in connection with the business or objects of the corporation; to print or publish or cause to be printed or published any of said literary properties.

          To obtain, engage, employ, supervise, publish, furnish, provide, book, license the use of, negotiate, enter into, execute, and acquire, hold, assign, and transfer contracts, options, and rights for and in respect of, and otherwise generally promote, direct, and deal in and with, the services, talents, works, and compositions of authors and writers, together with any recordings, transcriptions, broadcasts, telecasts, and other productions, resulting in whole or in part therefrom.

          To conduct and carry on a general publishing and selling business, and, in connection therewith and independent thereof, to acquire, purchase, sell, license the use of, assign, print, publish, reproduce, develop, copyright, distribute, acquire, grant, and dispose of franchises, concessions, royalties, and other rights in respect of, promote, and generally deal in and with, in any lawful capacity, writings and manuscripts of all kinds.

          To act as agents for authors in the solicitation, collection, and acquisition, and in the disposition, distribution, lease, sale, and publication of literary matter of every kind or nature.

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par values of each of such shares is One Hundred Dollars ($100.00). All such shares are of one class and are shares of Common Stuck.

          FIFTH: The name and the mailing address of the incorporator are as follows:

     NAME                                           MAILING ADDRESS
     ----                                           ---------------
R. S. Dickerson                        229 South State Street, Dover, Delaware

          SIXTH: The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court director. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number or directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c) (2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person

          TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on April 30, 1979.


                                                      /S/ R. G. Dickerson
                                                  -----------------------------
                                                          R. G. Dickerson
                                                          Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PLAYBOY/SEAVIEW, INC.

     PLAYBOY/SEAVIEW, INC., a Delaware corporation (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST: On February, 1988, the Board of Directors of the Corporation adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation:

              That the Board of Directors deems it and the Board hereby recommends that the of Incorporation of the Corporation be by Article 1, which Article shall as follows:

              "The name of the corporation is Special Editions, Ltd. "

     SECOND: the foregoing proposed amendment was approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, PLAYBOY/SEAVIEW, INC. has caused this Certificate of Amendment to be duly executed this 5th day of February, 1988.

                                    PLAYBOY/SEAVIEW, INC.


                                    By:   /s/ Howard Shapiro
                                       ----------------------------
                                          Howard Shapiro
                                          Vice President

ATTEST:


  /s/ Dale C. Gordon
-------------------------
        Dale C. Gordon
        Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SPECIAL EDITIONS, LTD.

          SPECIAL EDITIONS, LTD. A Delaware corporation (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

          FIRST: On February 5, 1988, the Board of Directors of the Corporation adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation:

               RESOLVED, that the Board of Directors deems it, and the Board hereby recommends, that the certificate of incorporation of the Corporation be by amending Article 3 and by deleting and inserting in lieu thereof a new which Article shall read in its entirety.

               The corporation is to act or activity for which organized under the Delaware Law.

               The corporation shall not be the corporation or its stockholders for breach of fiduciary duty as a except for liability (i) for any breach of duty of loyalty to the corporation stockholders, (ii) for acts or not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware

          General Corporation Law, or (iv) or any transaction from which the director derived an improper personal
          Delaware General Corporation Law is approved by the stockholders of this corporate action.

               Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

          SECOND: Thereafter the foregoing proposed amendments were approved by the written consent of the stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, SPECIAL EDITIONS, LTD. has caused this Certificate of Amendment to be duly executed this 26th day of February, 1988.


                                          SPECIAL EDITIONS, LTD.


                                          By:     /s/ Howard Shapiro
                                             --------------------------------
                                                Howard Shapiro
                                                Vice President

ATTEST:


  /s/ Dale C. Gordon
--------------------------
          Dale C. Gordon
          Secretary

                     CERTIFICATE OF CHANGE REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

     Special Editions, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Sq., Suite L-100, Dover, DE 19901 and the present registered office of the corporation is in the county of Kent. The Board of Directors of Special Editions, Ltd. adopted the following resolution on the 20th day of May, 1994.

     Resolved, that the registered office of Special Editions, Ltd. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Special Editions, Ltd. has caused this statement to be signed by Howard Shapiro, its Vice President, and attested by Irma Villarreal, its Secretary this 20th day of May 1994.

                                          By    /s/ Howard Shapiro
                                            -----------------------------------
                                              Howard Shapiro, Vice President

ATTEST:

By:    /s/ Irma Villarreal
   --------------------------------------
     Irma Villarreal, Secretary

(DEL. -264-5/14/90)